UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

MUSTANG BIO, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which the transaction applies

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

GENERAL INFORMATION

This Notice and the accompanying Information Statement (“Information Statement”) are being furnished by Mustang Bio, Inc., a Delaware corporation (the “Company”) to the holders of shares of our common stock, par value $0.0001 per share (“Common Stock”) to inform you that, on November 11, 2020, the Board of Directors of the Company (the “Board”) adopted resolutions of the Board to ratify, approve and recommend stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to revise Article IV, Section A thereof in order to effect an increase in the authorized number of shares of the Company’s Common Stock from 85,000,000 to 125,000,000 (the “Amendment”). On November 11, 2020, the holders of a majority in voting power of issued and outstanding shares of our Common Stock and issued and outstanding shares of our Class A Preferred Stock, par value $0.0001 (together, the “Majority Holders”) approved the Amendment by written consent in lieu of a meeting (the “Written Consent”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. We are also furnishing the Information Statement to our stockholders in satisfaction of the notice requirement under Section 228 of the DGCL. Because the Written Consent of the Majority Holders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Company and the Majority Holders.

The Amendment will not become effective before the date which is 20 days after the Information Statement is first mailed to our stockholders. The Information Statement is being mailed to our stockholders of record on November 12, 2020.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Dated: November 13, 2020	By Order of the Board of Directors,

/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
President and Chief Executive Officer

MUSTANG BIO, INC.

377 Plantation Street, 1st Floor

Worcester, MA 01605

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED

This Information Statement (the “Information Statement”) is being mailed to the holders of record at the close of business on November 12, 2020 (the “Record Date”) of the shares of common stock, par value $0.0001 per share (“Common Stock”) of Mustang Bio, Inc., a Delaware corporation (“Mustang”, “we,” “our,” “us,” or the “Company”), in connection with an action taken by written consent (the “Written Consent”) of the holders of a majority in voting power of issued and outstanding shares of our Common Stock and issued and outstanding shares of our Class A Preferred Stock, par value $0.0001 (the “Preferred Stock”) (together, the “Majority Holders”) in lieu of a meeting to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to increase the authorized number of shares of our Common Stock from 85,000,000 to 125,000,000 (the “Amendment”).

The Majority Holders, beneficially owning 15,003,663 shares of our issued and outstanding Common Stock and 250,000 shares of our issued and outstanding Preferred Stock, have executed the Written Consent approving the Amendment. The Majority Holders held of record on the Record Date approximately 63.2% of the voting power necessary to approve the proposed Amendment. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors of the Company (the “Board”) does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the action taken by the Written Consent.

Section 228 of the Delaware General Corporation Law (the “DGCL”) generally provides that any action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to Section 242 of the DGCL, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend our Certificate to effect the Amendment. In order to eliminate the costs and management time involved in obtaining proxies and to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and successfully obtained, written consent of the Majority Holders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to our stockholders of record on the Record Date. The Amendment will not become effective before the date which is 20 days after this Information Statement is first mailed to our stockholders. The 20-day period is expected to conclude on or about December 4, 2020.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Record Date and Vote Required

The close of business on November 12, 2020 has been fixed as the Record Date. As of November 12, 2020, we had (i) 64,748,065 shares of our Common Stock outstanding and entitled to vote, (ii) 845,385 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), outstanding and entitled to vote, and (iii) 250,000 shares of our Preferred Stock outstanding and entitled to vote. Each share of Common Stock and Class A Common Stock is entitled to one vote on each matter to be voted upon at a meeting or via written consent.

Each share of Preferred Stock is entitled to the number of votes that is equal to one and one-tenth times a fraction, the numerator of which is the sum of (A) the shares of outstanding Common Stock and (B) the whole shares of Common Stock into which the shares of outstanding Class A Common Stock and Preferred Stock are convertible and the denominator of which is the number of shares of outstanding Preferred Stock. As of the Record Date, there were a total of 138,021,245 votes outstanding (64,748,065 Common Stock votes plus 845,385 Class A Common Stock votes plus 72,427,795 Preferred Stock votes).

Pursuant to Section 228 of the DGCL, unless otherwise provided in the Certificate, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members having a right to vote thereon were present and voted. The Majority Holders, who held in the aggregate the equivalent of 87,181,458 votes, or approximately 63.2% of the voting equity of the Company, voted in favor of the Amendment by executing the Written Consent in lieu of a meeting in accordance with our Bylaws and the DGCL. The Written Consent is sufficient under the DGCL and our Bylaws to approve and adopt the action described in this Information Statement. Consequently, no further stockholder action is required.

No Dissenters’ Rights

Under the DGCL, the Company’s stockholders are not entitled to dissenters’ rights with respect to the Amendment effecting the increase in authorized shares of the Company’s Common Stock, and the Company will not independently provide stockholders with any such right.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors, executive officers or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 12, 2020 with respect to the holdings of: (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of our directors, nominees for director and named executive officers; and (iii) all directors and executive officers as a group. In accordance with applicable Securities and Exchange Commission (the “SEC”) rules, the number of shares reflected as beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC. Under those rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after November 12, 2020 through the exercise of any stock option, warrants or other rights. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Applicable percentages are based upon 64,748,065 shares of our Common Stock, 845,385 shares of our Class A Common Stock, and 250,000 shares of Class A Preferred Stock outstanding as of November 12, 2020.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Common Stock
Michael S. Weiss	550,423	(2)	<1%
Manuel Litchman, M.D.	873,328		1.3%
Brian Achenbach	65,525		<1%
Lindsay A. Rosenwald, M.D.	602,436	(2)	<1%
Neil Herskowitz	101,423		<1%
Adam J. Chill	93,423		<1%
Michael J. Zelefsky	90,423		<1%
All executive officers and directors as a group	1,376,981	(3)	2.1%
5% or Greater Stockholders:
Fortress Biotech, Inc.(5)	13,692,207	(4)	20.8	%(4)

(1)	The address of each of the directors and officers is c/o Mustang Bio, Inc., 377 Plantation Street, Worcester, MA 01605.

(2)	Includes 500,000 warrants issued by Fortress to each of Mr. Weiss and Dr. Rosenwald that cover shares of our common stock that are owned by Fortress. These do not represent equity compensation by us to either Mr. Weiss or Dr. Rosenwald.

(3)

The total calculation for all executive officers and directors as a group does not include Mr. Weiss’s and Dr. Rosenwald’s warrants, which have not yet been exercised. The shares underlying the warrants are currently held by Fortress and are included in the 13,692,207 shares of common stock shown as held by Fortress.

(4)	Includes shares underlying 500,000 warrants issued to each of Mr. Weiss and Dr. Rosenwald.

(5)	The address of Fortress Biotech Inc. is c/o Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, NY 10014.

Class A Common Stock
Beneficially Owned
Number of
Shares and
	Nature of	Percentage of
	Beneficial	Total Class A
Name and Address of Beneficial Owner(1)	Ownership	Common Stock
City of Hope National Medical Center	845,385	100.0%

(1)	The address of City of Hope National Medical Center is 1500 East Duarte Road, Duarte, California 91010.

Class A Preferred Stock
Beneficially Owned
Number of
Shares and
	Nature of	Percentage of
	Beneficial	Total Class A
Name and Address of Beneficial Owner(1)	Ownership	Preferred Stock
Fortress Biotech, Inc.	250,000	100.0%

(1)	The address of Fortress Biotech Inc. is c/o Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, NY 10014.

ACTION BY BOARD OF DIRECTORS AND MAJORITY HOLDERS

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board and the Majority Holders have adopted and approved the Amendment to increase the number of our authorized shares of Common Stock from 85,000,000 to 125,000,000. The rights and privileges terms of the additional authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. The Amendment and the creation of additional shares of authorized Common Stock will not alter current stockholders’ relative rights and limitations.

The Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Appendix A. The increase in authorized Common Stock will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as is reasonably practicable on or after the 20th day following the mailing of this Information Statement to the Company’s stockholders.

Reason for Increase in Authorized Capital

In order to permit us to raise capital or issue our Common Stock for other business purposes, we need to have available unissued but authorized shares of Common Stock and therefore need to increase the number of shares of our Common Stock authorized for issuance. Except as may be effected under our At Market Issuance Sales Agreement dated July 27, 2018 and amended on July 20, 2020, we do not currently have any specific plans to effect public offerings of shares of our Common Stock under our registration statement on Form S-3.

As a result of the increase in authorized Common Stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, and providing equity incentives to employees. In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company’s existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company.

Effects of Increase

Increasing the Company’s authorized Common Stock may enable the Board to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Amendment was not presented with the intent that the increase in the Company’s authorized Common Stock be utilized as an anti-takeover measure.

ADDITIONAL INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.mustangbio.com. Our stock is quoted on the Nasdaq Global Market under the symbol “MBIO.”

Appendix A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
MUSTANG BIO, INC.

Mustang Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

1.	The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting the first sentence of Article IV, Section A thereof in its entirety and inserting the following in lieu thereof:

“The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is (i) one hundred twenty-five million (125,000,000) shares of Common Stock, with $0.0001 par value, of which one million (1,000,000) shares are designated as “Class A Common Stock” (the “Class A Common Stock”) and the remainder are undesignated Common Stock, and (ii) two million (2,000,000) shares of Preferred Stock (the “Preferred Stock”), 250,000 of which are designated as Class A Preferred Stock (the “Class A Preferred Stock”) and the remainder are undesignated Preferred Stock.”

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed and acknowledged by its duly appointed officer as of this ____ day of December, 2020.

MUSTANG BIO, INC.

By:
Name: Manuel Litchman, M.D.
Title: President and Chief Executive Officer

1